EXHIBIT 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On April 1, 2021, the Company completed the previously announced acquisition of certain oil and gas properties and interests from Core Energy, LLC, effective as of January 1, 2021 (the “Oil & Gas Properties Acquisition”). On December 14, 2020, the Company entered into an asset purchase and sale agreement (the “Agreement”) with Core Energy, as well as all of the members of Core, Mandalay LLC and Coal Creek Energy, LLC, to purchase certain oil and gas properties in the Central Kansas Uplift geological formation, covering over 11,000 contiguous acres, including, among other things, the production and mineral rights to and a leasehold interest in the Oil & Gas Properties and all contracts, agreements and instruments. The Agreement provided for an aggregate purchase price consisting of $900,000 in cash at closing.

The following unaudited pro forma financial statements present our unaudited pro forma balance sheet as of March 31, 2021, and unaudited pro forma statement of operations for the year ended December 31, 2020. The unaudited pro forma statement of operations has been developed by applying pro forma adjustments to our historical statements of operations for the year ended December 31, 2020 to give effect to the Oil & Gas Properties Acquisition, as if these transactions had occurred on January 1, 2020. The unaudited pro forma statement of operations is derived by combining our historical statement of operations for the year ended December 31, 2020 with the statement of revenues and direct operating expenses of the oil and gas properties acquired by Infinity Energy Resources, Inc. from Core Energy, LLC for the year ended March 31, 2021 as required by Regulation S-X 11-02 (c)(3).

The unaudited pro forma balance sheet has been developed by applying pro forma adjustments to our historical balance sheet to give effect to the Oil & Gas Properties Acquisition, as if the transaction had occurred on March 31, 2021.

The unaudited pro forma financial statements are for illustrative and informational purposes only and are not intended to represent or be indicative of what our results of operations would have been had the above transaction occurred as of or on the dates indicated. The unaudited pro forma financial statements also should not be considered representative of our future results of operations.

The pro forma adjustments related to the Oil & Gas Properties Acquisition are based on preliminary estimates, accounting judgments and currently available information and assumptions that management believes are reasonable and are subject to change. Accordingly, these pro forma adjustments are preliminary and have been made solely for the purpose of providing these unaudited pro forma financial statements. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. The differences, if any, could have a material impact on the accompanying unaudited pro forma financial statements and our future results of operations.

INFINITY ENERGY RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

AS OF MARCH 31, 2021

(Unaudited)

	Historical	Proforma Adjustments		Proforma

ASSETS
Current assets:
Cash and cash equivalents	$1,413,686	$(900,000)	[2a]	$513,686

Total current assets	1,413,686	(900,000)		513,686

Properties and Equipment:
Oil and gas properties subject to depletion and amortization	—	913,425	[2a]	913,425

Total properties and equipment	—	913,425		913,425

Total assets	$1,413,686	$13,425		$1,427,111

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:

Accounts payable	$850,691	$—		$850,691
Accrued liabilities	1,163,259	—		1,163,259
Accrued interest	38,708	—		38,708
Asset retirement obligations	1,716,003	13,425	[2a]	1,729,428
Notes payable, net	85,000	—		85,000

Total current liabilities	3,853,661	13,425		3,867,086

Convertible promissory notes	28,665	—		28,665
Derivative liabilities	122	—		122

Total liabilities	3,882,448	13,425		3,895,873
Commitments and contingencies

Stockholders’ deficit:
Preferred stock; par value $.0001 per share, 10,000,000 shares authorized; Series A Convertible – 27,778 shares authorized with stated/liquidation value of $100 per share, 22,776 shares issued and outstanding as of March 31, 2021	2	—		2
Common stock, par value $.0001 per share, 75,000,000 shares authorized, 18,548,265 shares issued and outstanding at March 31, 2021	1,855			1,855
Additional paid-in capital	114,819,589	—		114,819,589
Accumulated deficit	(117,290,208)	—		(117,290,208)
Total stockholders’ deficit	(2,468,762)	—		(2,468,762)
Total liabilities and stockholders’ deficit	$1,413,686	$13,425		$1,427,111

The accompanying notes an integral part of this unaudited pro forma condensed financial statements

INFINITY ENERGY RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(Unaudited)

	Infinity	Acquired	Pro Forma
	Historical	Properties [2d]	Adjustments		Pro Forma

Oil and gas revenues	$—	$63,836	$—		$63,836

Costs and operating expenses:
Oil and gas production costs	—	197,421	—		197,421
Oil and gas production taxes	—	3,063	—		3,063
Depreciation, depletion and amortization	—	—	123,336	[2b]	123,336
Asset retirement accretion	—	—	1,114	[2c]	1,114
General and administrative expenses	316,299	—	—		316,299

Total costs and operating expenses	316,299	200,484	124,450		641,233

Operating loss	(316,299)	(136,648)	(124,450)		(577,397)

Other income (expense):
Interest expense	(210,931)	—	—		(210,931)
Gain on extinguishment of liabilities	6,150,142	—	—		6,150,142
Change in derivative fair value	795	—	—		795
Total other income	5,940,006	—	—		5,940,006

Income (loss) before income taxes	5,623,707	(136,648)	(124,450)		5,362,609
Income tax (expense) benefit	—	—	—		—

Net income (loss)	$5,623,707	$(136,648)	$(124,450)		$5,362,609

The accompanying notes an integral part of this unaudited pro forma condensed financial statements

INFINITY ENERGY RESOURCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. BASIS OF PRO FORMA PRESENTATION

These pro forma financial statements present our unaudited pro forma balance sheet as of March 31, 2021, unaudited pro forma statement of operations for the year ended December 31, 2020. These unaudited statements have been developed by applying pro forma adjustments to our historical financial statements to give effect to the Oil & Gas Properties Acquisition.

The unaudited pro forma financial statements were prepared in accordance with Regulation S-X Article 11 of the Securities and Exchange Commission.

The pro forma adjustments related to the purchase price allocation of the Oil & Gas Properties Acquisition are preliminary and are subject to revisions as additional information becomes available. Revisions to the preliminary purchase price allocation may have a significant impact on the pro forma amounts of depreciation, depletion, amortization, and accretion expense. The pro forma adjustments related to the Oil & Gas Properties Acquisition reflect the fair values of the assets as of April 1, 2021 (the closing date of the transaction). The pro forma adjustments related to this acquisition do not necessarily reflect the fair values that would have been recorded if the applicable acquisition had occurred on January 1, 2020 with respect to the Proforma Statement of Operations or March 31, 2021 with respect to the Proforma Balance Sheet.

The unaudited pro forma financial statements should be read together with our historical financial statements and the related notes as of and for the year ended December 31, 2020 for the Company and the historical statement of revenues and direct operating expenses for the Oil & Gas Properties Acquired by Infinity Energy Resources, Inc from Core Energy, LLC for the year ended March 31, 2021. Based on Securities and Exchange Act of 1934 Regulation S-X 11-02 (c)(3), the proforma statement of revenues for the year ended December 31, 2020 is derived from the statement of revenues and direct operating expenses for the Oil & Gas Properties Acquired by Infinity Energy Resources, Inc from Core Energy, LLC for the year ended March 31, 2021 and our historical statement of operations for the year ended December 31, 2020 since they are different by less than 93 days.

The pro forma financial information presented gives effect to pro forma events that are (1) directly attributable to the Oil & Gas Properties Acquisition, (2) factually supportable and (3) with respect to the pro forma statements of operations, expected to have a continuing impact. The pro forma financial information is not necessarily indicative of financial results that would have been attained had the Oil & Gas Properties Acquisition occurred on the date indicated or which could be achieved in the future. The pro forma adjustments are based on currently available information and certain estimates and assumptions. However, our management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma financial statements.

NOTE 2. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The accompanying unaudited pro forma combined financial statements reflect the following pro forma adjustments:

(a)	Represents the preliminary purchase price allocation for the Oil & Gas Properties Acquisition of $900,000 in cash. The Oil & Gas Property Acquisition will qualify as an asset acquisition. As such, Infinity will recognize the assets acquired and liabilities to be assumed at their fair values as the date of closing. The estimated fair value of the Oil & Gas Properties acquired approximate the value of the consideration paid, and the asset retirement obligation to be assumed, which management has concluded approximates the fair value that would be paid by a typical market participant. As a result, neither goodwill nor a bargain purchase gain will be recognized related to the acquisition. While the proposed transaction is subject to purchase price adjustments, the following table summarizes estimates of the assets to be acquired and the liabilities to be assumed:

Oil and gas properties subject to depletion and amortization	$913,425
Assumption of asset retirement obligation	(13,425)
Total Identifiable Net Assets	$900,000

The Company estimated the amount of the asset retirement obligation assumed was $13,425 as of the date of acquisition. The obligation relates to legal requirements associated with the retirement of long-lived assets that result from the acquisitions, construction, development, or normal use of the asset. The obligation relates primarily to the requirement to plug and abandon oil and natural gas wells and support wells at the conclusion of their useful lives.

(b)	Represents the increase in depreciation, depletion and amortization expense computed on the straight-line method based on the estimated useful life of the underlying assets following the preliminary purchase price allocation to proved oil and gas properties, as if the Oil & Gas Properties Acquisition was consummated on January 1, 2020.

(c)	Represents the increase in asset retirement obligation accretion expense computed on estimated plugging and abandonment costs and timing for each existing well following the preliminary purchase price allocation to proved oil and gas properties, as if the Oil & Gas Properties Acquisition was consummated on January 1, 2020.

(d)	Represents the historical direct revenues and direct operating expenses of the Oil & Gas Properties Acquisition.